UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 25, 2021

Flagstar Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Michigan	1-16577	38-3150651
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5151 Corporate Drive,	Troy,	Michigan	48098
(Address of principal executive offices)			(Zip code)
(248) 312-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock	FBC	New York Stock Exchange

Item 5.07	Submission of Matters to a Vote of Security Holders
The Annual Meeting of Shareholders of Flagstar Bancorp, Inc. (the "Company") was held on May 25, 2021 (the "Annual Meeting"). A total of 46,574,465 shares of common stock were represented in person or by proxy, for 88.39 percent of the 52,690,138 shares of common stock outstanding on March 26, 2021, the record date. The final voting results of the three proposals presented to the Company’s shareholders at the Annual Meeting were as follows:

(i)the election of the ten director nominees:

Name	For	Against	Abstain	Broker Non-Vote
Alessandro P. DiNello	44,105,929	386,067	342,431	1,740,038
Jay J. Hansen	43,233,363	1,258,363	342,701	1,740,038
Toan Huynh	44,261,649	230,757	342,021	1,740,038
Lori Jordan	44,262,686	229,775	341,966	1,740,038
John D. Lewis	43,929,625	562,211	342,591	1,740,038
Bruce E. Nyberg	44,065,116	427,167	342,144	1,740,038
James A. Ovenden	43,338,195	1,153,446	342,786	1,740,038
Peter Schoels	44,259,823	232,018	342,586	1,740,038
David L. Treadwell	43,748,212	744,140	342,075	1,740,038
Jennifer R. Whip	44,261,934	230,384	342,109	1,740,038

(ii)to ratify the appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered public accountants for the year ending December 31, 2021.

For	Against	Abstain	Broker Non-Vote
46,177,024	51,047	346,394	—

(iii) to adopt an advisory (non-binding) resolution to approve named executive officer compensation.

For	Against	Abstain	Broker Non-Vote
41,539,848	1,649,209	1,645,370	1,740,038

 SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAGSTAR BANCORP, INC.

Dated: May 28, 2021	By:	/s/ James K. Ciroli
James K. Ciroli
Executive Vice President and Chief Financial Officer